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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                February 4, 1998
                Date of Report (Date Of Earliest Event Reported)


                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
             (Exact Name Of Registrant As Specified In Its Charter)


                                    Delaware
                 (State Or Other Jurisdiction Of Incorporation)



        333-4026                              13-3778550
(Commission File Number)           (IRS Employer Identification No.)

                              35 East 62nd Street
                            New York, New York 10021
              (Address Of Principal Executive Offices) (Zip Code)

                                 (212) 572-8600
              (Registrant's Telephone Number, including Area Code)


                                 NOT APPLICABLE
         (Former Name Or Former Address, If Changed Since Last Report)



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ITEM 5.  OTHER EVENTS.

                  On February 4, 1998, First Nationwide (Parent) Holdings Inc., a Delaware corporation ("Parent Holdings"), entered into an Agreement and Plan of Reorganization (the "Agreement") with First Nationwide Holdings Inc., a Delaware corporation ("FNH"), First Gibraltar Holdings Inc., a Delaware corporation and the sole stockholder of Parent Holdings ("FGH"), Hunter's Glen/Ford, Ltd., a Texas limited partnership ("Ford"), Golden State Bancorp Inc., a Delaware corporation ("Golden State") and Golden State Financial Corporation, a Delaware corporation and a wholly-owned subsidiary of Golden State ("Golden State Financial"). The Agreement provides for, among other things, the merger of Parent Holdings with and into Golden State and the merger of FNH with and into Golden State Financial (such transactions being referred to herein as the "Mergers"). The Agreement also contemplates that immediately following the Mergers, Glendale Federal Bank, Federal Savings Bank ("Glendale Federal"), a wholly owned subsidiary of Golden State, will merge with and into California Federal Bank, A Federal Savings Bank ("Cal Fed"), a wholly owned subsidiary of FNH. FNH is owned 80% by Parent Holdings and 20% by Ford. Parent Holdings is an indirect wholly owned subsidiary of MacAndrews & Forbes Holdings Inc. ("MacAndrews & Forbes"). Ford is a limited partnership controlled by Gerald J. Ford, the Chairman and Chief Executive Officer of Cal Fed.

                  Pursuant to the Agreement, FGH and Ford will receive at the closing of the Mergers, in respect of their interests as direct and/or indirect stockholders of Parent Holdings and FNH, a number of shares of common stock, par value $1.00 per share, of Golden State ("Golden State Common Stock"), as determined pursuant to a formula set forth in the Agreement, that will consti tute an aggregate pro forma ownership interest of between 42% and 45% of the combined company. The actual ownership percentage will be determined based upon the adjusted volume-weighted average price of Golden State Common Stock during a specified pricing period ending shortly before the closing of the Mergers and following distribution by Golden State of its Litigation Tracking Warrants (as described below). In addition, the Agreement provides that FGH and Ford will be entitled to receive contingent consideration, through the issuance by

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Golden State of additional shares of Golden State Common Stock to FGH and Ford following consummation of the Mergers, based on (i) the utilization by the combined corporation of certain tax benefits of Parent Holdings, FNH and Cal Fed and (ii) Cal Fed's net after-tax recovery in certain specified litigation, including a percentage of the net after-tax recovery in Cal Fed's goodwill litigation against the United States (following payment by Cal Fed of all amounts due to the holders of its contingent litigation recovery participation interests (the "CALGZs") and its secondary contingent litigation recovery participation interests (the "CALGLs")). The Litigation Tracking Warrants ("LTWs"), which will be distributed by Golden State to its stockholders prior to the closing of the Mergers, will represent the right to receive upon exercise thereof Golden State Common Stock in an amount equal, in the aggregate, to a specified percentage of the net after-tax recovery in Glendale Federal's goodwill lawsuit against the United States, with the remaining percentage of such net recovery being retained by the combined company. The Agreement provides generally that the amount of the net after-tax recovery resulting from Cal Fed's goodwill lawsuit which will be retained by the combined company will be based on the amount of the net after-tax recovery in the Glendale Federal goodwill litigation being retained by the combined company, adjusted to reflect the pro forma ownership interest of FGH and Ford in the combined company, with the remaining amount of Cal Fed's net litigation recovery, if any, to be distributed to FGH and Ford through the issuance of additional shares of Golden State Common Stock as described above.

                  The Agreement provides that, immediately after the consummation of the Mergers, the board of directors of the surviving corporation will be composed of 15 directors, with five directors being designated by Golden State and the remaining ten directors being designated by Parent Holdings. Upon consummation of the Mergers, Mr. Ford will serve as Chairman and Chief Executive Officer of the combined company, and Carl B. Webb, the President and Chief Operating Officer of Cal Fed, will become President and Chief Operating Officer of the combined company. The Mergers are conditioned upon, among other things, the receipt of all necessary regulatory approvals, the approval and adoption of the Agreement by the stockholders of Golden State, the distribution by Golden State of the LTWs and certain other customary conditions. The foregoing description of the Agreement is not in-


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tended to be complete and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

                  In connection with and as a condition to the willingness of Parent Holdings to enter into the Agreement, on February 4, 1998, Parent Holdings and Golden State entered into a Stock Option Agreement (the "Stock Option Agreement"), pursuant to which Golden State granted to Parent Holdings an option (the "Option") to purchase, upon the terms and subject to the conditions set forth therein, up to 10,165,950 shares of Golden State Common Stock (approximately 19.9% of the total number of outstanding shares of Golden State Common Stock) at a price of $24.00 per share. Pursuant to the Stock Option Agreement, the aggregate amount that Parent Holdings may realize in respect of the Option, or the shares of Golden State Common Stock issued pursuant to the Option, may not exceed $25 million. The Option will become exercisable only upon the occurrence of certain events, none of which has occurred as of the date hereof. At such time, if any, as the Option becomes exercisable, the Agreement provides that Golden State must pay Parent Holdings a $50 million termination fee. The foregoing description of the Stock Option Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

                  In addition, in connection with the execution of the Agreement, Golden State, Glendale Federal and Cal Fed entered into a litigation management agreement (the "Management Agreement") with Stephen J. Trafton, Chairman, President and Chief Executive Officer of Golden State, and Richard
A. Fink, Vice Chairman of Golden State. Pursuant to the Management Agreement, which will become effective at the closing of the Mergers, Messrs. Trafton and Fink will, subject to the provisions of the Management Agreement, manage Glendale Federal's and Cal Fed's respective goodwill lawsuits against the United States. The foregoing description of the Management Agreement is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.


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                  On February 5, 1998, the parties to the Agreement issued a joint press release announcing the Agreement and the transactions contemplated thereby. Also on February 5, 1998, the managements of Cal Fed and Golden State made a presentation to securities analysts with respect to the Agreement and the transactions contemplated thereby. A copy of the press release is attached as Exhibit 99.3 hereto, and a copy of the analyst presentation materials is attached as Exhibit 99.4 hereto, and each is incorporated herein by reference.

                  Following the public announcement of the Agreement and the proposed Mergers, five separate purported class action lawsuits (collectively, the "Litigation") were filed by certain stockholders of Golden State naming Golden State, its individual directors and, in certain cases, FNH and MacAndrews & Forbes as defendants. The Litigation was consolidated into one action in the Court of Chancery in Delaware captioned IN RE GOLDEN STATE BANCORP INC. SHAREHOLDERS LITIGATION, Consolidated C.A. No. 16175NC. The plaintiffs in the Litigation have alleged, among other things, that the individual members of Golden State's board of directors have breached their fiduciary duties to Golden State's stockholders by entering into the Agreement. The plaintiffs are seeking, on behalf of themselves and all similarly situated stockholders of Golden State, among other things, (i) class certification,
(ii) an order enjoining, preliminarily and permanently, the Mergers, or, in the event the Mergers are consummated prior to the entry of a final order, rescission of the Mergers and/or damages, including rescissory damages, and
(iii) costs and disbursements, including attorneys' fees. In addition, a purported class action complaint alleging substantially similar claims, and seeking substantially similar relief, has been filed in Los Angeles Superior Court in the State of California. FNH believes, and has been advised by MacAndrews & Forbes that it believes, that their actions taken in respect of the Agreement were proper in all respects, and FNH and MacAndrews & Forbes intend to defend the Litigation vigorously.

                  This Current Report on Form 8-K contains forward looking statements with respect to management beliefs, estimates, projections, assumptions and the financial condition, results of operations and business of Parent Holdings and Golden State (and their respective subsidiaries) and, assuming the consummation of the Mergers, a combined Golden State Bancorp Inc./First Nationwide (Parent) Holdings Inc., including statements relating to the cost savings and accretion to cash earnings that are expected to be realized from the Mergers, the pro forma assets and deposits of the combined company and the restructuring charges expected to be incurred in connection with the Mergers. These forward looking statements involve certain risks and uncertainties. Factors that may cause results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) expected cost savings from the Mergers cannot be fully realized or realized within the expected time frame; (2) revenues following the Mergers are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs or difficulties related to the integration of the businesses of Parent Holdings and Golden State are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; (7) legislation or regulatory changes adversely affect the businesses in which the combined company would be engaged; or (8) the respective goodwill lawsuits of Glendale Federal and Cal Fed are not finally resolved in the time frames expected by the parties, or a final resolution of either or both of such lawsuits does not result in a net recovery or results in a net recovery that is less than that anticipated by the parties.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS

         The following exhibits are filed as part of this report:

2.1 Agreement and Plan of Reorganization, dated as of February 4, 1998, by and among First Nation wide (Parent) Holdings Inc., First Nationwide Holdings Inc., First Gibraltar Holdings Inc., Hunter's Glen/Ford, Ltd., Golden State Bancorp Inc. and Golden State Financial Corporation

99.1 Stock Option Agreement, dated as of February 4, 1998, by and between Golden State Bancorp Inc. and First Nationwide (Parent) Holdings Inc.

99.2 Litigation Management Agreement, dated as of February 4, 1998, by and among Golden State Bancorp Inc., Glendale Federal Bank, Federal Savings Bank, California Federal Bank, A Fed eral Savings Bank, Stephen J. Trafton and Richard A. Fink

99.3     Joint Press Release, dated February 5, 1998

99.4     Analyst Presentation Materials, dated February 5, 1998


















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                                   SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


Dated:  February 13, 1998


                                            FIRST NATIONWIDE (PARENT)
                                              HOLDINGS INC.


                                            By:       /s/ Glenn P. Dickes
                                                     --------------------------
                                                     Name:   Glenn P. Dickes
                                                     Title:  Vice President












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                                 EXHIBIT INDEX



Exhibit
Number   Description
-------  -----------

2.1 Agreement and Plan of Reorganization, dated as of February 4, 1998, by and among First Nationwide (Parent) Holdings Inc., First Nationwide Holdings Inc., First Gibraltar Holdings Inc., Hunter's Glen/Ford, Ltd., Golden State Bancorp Inc. and Golden State Financial Corporation

99.1 Stock Option Agreement, dated as of February 4, 1998, by and between Golden State Bancorp Inc. and First Nationwide (Parent) Holdings Inc.

99.2 Litigation Management Agreement, dated as of February 4, 1998, by and among Golden State Bancorp Inc., Glendale Federal Bank, Federal Savings Bank, California Federal Bank, A Federal Savings Bank, Stephen J. Trafton and Richard A. Fink

99.3     Joint Press release, dated February 5, 1998

99.4     Analyst Presentation Materials, dated February 5, 1998






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